FOR IMMEDIATE RELEASE	CONTACT: Christopher Abate
Redwood Trust, Inc.	Chief Financial Officer
Tuesday, August 6, 2013	(415) 384-3584

Mike McMahon
Managing Director
(415) 384-3805

REDWOOD TRUST DECLARES $0.28 PER SHARE DIVIDEND FOR THE THIRD QUARTER OF 2013

MILL VALLEY, CA – Tuesday, August 6, 2013 – Redwood Trust, Inc. (NYSE:RWT) today announced that its Board of Directors authorized the declaration of a third quarter regular dividend of $0.28 per share. The third quarter 2013 dividend is payable on September 30, 2013 to stockholders of record on September 13, 2013.

“The payment of regular dividends remains a priority for Redwood.  Our third quarter dividend will mark our 57th consecutive quarterly dividend," said Marty Hughes, Redwood's CEO.

For more information about Redwood Trust, Inc., please visit our website at: www.redwoodtrust.com.